UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 17, 2017

Results-Based Outsourcing Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-209836	32-0416399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 Boblett Street, Blaine, WA 98230

(Address of Principal Executive Offices) (Zip Code)

(360) 223-4537

(Registrant's telephone number, including area code)

2490 Blackrock Turnpike 344, Fairfield CT 06824

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

The 8-K filed on November 1, 2017(File No. 333-209836) has been amended. The purpose of the amendment is to correct Exhibit 10.1.

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant

On October 30, 2017, Mountain Laurel Holdings Inc., majority shareholder of Results-Based Outsourcing Inc., a Delaware corporation (“MHL”) and Flemming J.H. Hansen, entered into a stock purchase agreement (the “SPA”) whereby Flemming J.H. Hansen acquired 3,500,000 shares and 37,500 affiliate shares totaling 3,537,500 shares (the “Control Shares”) of the Company’s common stock representing approximately 86.13% of the Company’s issued and outstanding stock from Mountain Laurel Holdings Inc. for a purchase price of $166,000 (the “Transaction”). Pursuant to the terms of the SPA, the Transaction closed on October 30, 2017 at which time Flemming J.H. Hansen became the owner of the Control Shares and the Company’s majority shareholder. The source of the consideration paid to Mountain Laurel holdings Inc. was the existing funds of the purchaser. The sale of these shares was exempt from registration under Section 4(2) of the Securities Act.

There are no any arrangements or understandings among by and between Mountain Laurel Holdings Inc. and Flemming J.H. Hansen or any associates with respect to election of directors or other matters.

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of October 31, 2017 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 4,107,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common Stock	Flemming J.H. Hansen	3,537,500	86.13%
Common Stock	Mountain Laurel Holdings Inc.	-0-	0%
	TOTALS	3,537,500	86.13%
Common Stock	All Officers and Directors as a Group (1 person)	3,537,500	86.13%

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

Except as superseded or updated by the disclosures set forth in this Current Report, all other information required Item 5.01(a)(8) of Form 8-K may be found in the Company’s Quarterly Report on Form 10-Q filed August 14, 2017, the Company’s Annual Report on Form 10-K filed April 13, 2017, each of which is incorporated herein by reference as permitted by Item 5.01(a)(8) of Form 8-K.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective October 30, 2017 the Board approved by unanimous written consent the appointment of Flemming J.H. Hansen as Director, President, Treasurer and Secretary for the Company.

Effective October 30, 2017 Mary Ellen Schloth resigned from her position as President, Treasurer, Secretary and Director. Ms. Schloth’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

No.	Description

10.1	Form of Stock Purchase Agreement dated October 30, 2017 by and between Mountain Laurel Holdings, Inc. and Flemming J.H. Hansen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Results-Based Outsourcing Inc.

Dated: November 17, 2017	By:	/s/ Flemming J.H. Hansen
Flemming J.H. Hansen President, Director

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